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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                October 31, 1998


                           SNYDER COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                      1-12145                  52-1983617
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
     of Incorporation)                File Number)           Identification No.)


                   Two Democracy Center, 6903 Rockledge Drive
                      15th Floor, Bethesda, Maryland 20817
               (Address of Principal Executive Offices) (Zip Code)


                                 (301) 468-1010
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5. OTHER EVENTS.

Post-Merger Financial Results

     The following is a summary of certain interim financial information of Snyder Communications, Inc. (the "Company"), on a consolidated basis, reflecting the combined operations of the Company, including Response Marketing Group, LLC ("RMG"). The Company acquired RMG in October 1998, and the transaction was accounted for as a pooling of interests. For the month ended October 31, 1998, the Company recorded $72.2 million of revenues and $5.6 million of acquisition costs. For the month ended October 31, 1998, the Company recorded net income before acquisition costs of $6.5 million and net income of $1.8 million. These results for the month ended October 31, 1998, do not include National Sales Services, Inc., an entity acquired by the Company in November 1998.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     SNYDER COMMUNICATIONS, INC.

Date:   November 30, 1998            By: /S/ MICHELE D. SNYDER
                                         ---------------------------------------
                                     Name: Michele D. Snyder
                                     Title: Vice Chairman, President and Chief
                                             Operating Officer



Date:   November 30, 1998            By: /S/ A. CLAYTON PERFALL
                                         ---------------------------------------
                                     Name: A. Clayton Perfall
                                     Title: Chief Financial Officer